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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                           DORAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


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
                       PUERTO RICO                                                66-0312162
             (State or other jurisdiction of                                   (I.R.S. employer
              incorporation or organization)                                  identification no.)

            1159 FRANKLIN D. ROOSEVELT AVENUE
                  SAN JUAN, PUERTO RICO                                              00920
         (Address of principal executive offices)                                 (Zip Code)
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
If the Form relates to the registration of a class of       If the Form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act    securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Introduction  A.(c),   Act and is effective pursuant to General Introduction
please check the following box.                     [ ]     A.(d), please check the following box.              [X]
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Securities Act Registration Statement file number to which this form
relates:   333-76259
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Securities to be registered pursuant to Section 12(b) of the Act:     None
                                                                  -------------

Securities to be registered pursuant to Section 12(g) of the Act:


          8.35% Noncumulative Monthly Income Preferred Stock, Series B
           ----------------------------------------------------------
                                (Title of Class)
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     A description of the 8.35% Noncumulative Monthly Income Preferred Stock,
Series B, $1.00 par value per share (the "Series B Preferred Stock"), of Doral Financial Corporation (the "Company") is contained in a Prospectus Supplement filed with the Securities and Exchange Commission on August 30, 2000 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Prospectus Supplement supplements the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-76259), which became effective on May 7, 1999, and it is incorporated herein by reference.


Item 1.           Description of Registrant's Securities to be Registered

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Item 2.           Exhibits
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                       3.1       Certificate of Incorporation of
                                 Doral Financial Corporation, as currently in effect (Incorporated by reference to Exhibit Number 3.1(e) to the Company's Annual Report on Form 10-K for the year ended December 31,
                                 1999).

                       3.2 Bylaws of Doral Financial Corporation, as amended, as of October 19, 1998 (Incorporated by reference to Exhibit Number 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

                       3.3* Certificate of Designation designating the terms of the Series B Preferred Stock

                       4.1*      Form of Series B Preferred Stock Certificate
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* Filed herewith.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          DORAL FINANCIAL CORPORATION



Date: August 29, 2000                     By:   /s/ Mario S. Levis
                                            ------------------------------
                                                   Mario S. Levis
                                               Executive Vice President
                                                   and Treasurer